Exhibit 11

Annex A

Directors and Executive Officers of the Reporting Persons

The following sets forth certain information regarding the directors and executive officers of PGIM Strategic Investments, Inc. Unless otherwise noted, the business address of each director and executive officer of PGIM Strategic Investments, Inc. is 655 Broad Street, Newark, NJ 07102.

Directors:

Name	Citizenship	Present Principal Occupation or Employment
Joseph Hsu	USA	Vice President, Financial Reporting, Director & Controller PGIM Strategic Investments, Inc..
Brian M. Mattia	USA	Vice President, Planning & Analysis; Director & Treasurer PGIM Strategic Investments, Inc.
Jurgen Muhlhauser	USA	Vice President, Finance; Director, PGIM Strategic Investments, Inc.

Officers:

Name	Citizenship	Present Principal Occupation or Employment
Jacques P. Chappuis	USA	Executive Vice President, Head of Global Asset Management; PGIM President & CEO; PGIM Strategic Investments, Inc.
Brian M. Mattia	USA	Vice President, Planning & Analysis; Director & Treasurer PGIM Strategic Investments, Inc.
Jurgen Muhlhauser	USA	Vice President, Finance; Director, PGIM Strategic Investments, Inc.
Joseph Hsu	USA	Vice President, Financial Reporting; Controller, PGIM Strategic Investments, Inc..
Kathleen Denicholas	USA	Vice President, Corporate Counsel; Secretary, PGIM Strategic Investments, Inc.

The following sets forth certain information regarding the directors and executive officers of Prudential Financial, Inc. Unless otherwise noted, the business address of each director and executive officer of Prudential Financial, Inc. is 751 Broad Street, Newark, NJ 07102.

Directors:

Name	Citizenship	Present Principal Occupation or Employment
Gilbert F. Casellas	USA	Former Chairman of OMNITRU.
Martina T. Hund-Mejean	USA	Former Chief Financial Officer, MasterCard Worldwide.
Wendy E. Jones	USA	Former Senior Vice President, Global Operations eBay, Inc.
Sandra Pianalto	USA	Former President and CEO, Federal Reserve Bank of Cleveland.
Christine A. Poon	USA	Former Dean and John W. Berry, Sr. Chair in Business at The Fisher College of Business at The Ohio State University.
Michael A. Todman	USA	Former Vice Chairman, Whirlpool Corporation.
Carmine Di Sibio	USA	Former Global Chairman and CEO of EY
Thomas D. Stoddard	USA	Former Vice Chairman of Global Investment Banking for the Bank of America Corporation
Andrew F. Sullivan	USA	Chief Executive Officer- PGIM
Joseph James Wolk	USA	Executive Vice President & CFO at Johnson & Johnson
Maryann T. Mannen	USA	Chairman, President and Chief Executive Officer, Marathon Petroleum Corp. (MPC)

Officers:

Name	Citizenship	Present Principal Occupation or Employment
Yanela C. Frias	USA	Executive VP and Chief Financial Officer
Vicki Walia	USA	Executive VP and Chief People Officer
Matthew Armas	USA	SVP and Chief Investment Officer
Ann M. Kappler	USA	Executive VP, Head of Corporate Affairs and General Counsel
Andrew F. Sullivan	USA	Chairman, President and Chief Executive Officer
Bradley O. Harris	USA	Senior VP and Chief Actuary
Robert E. Boyle	USA	SVP, Principal Accounting Officer & Controller
Jacques P. Chappuis	USA	Executive VP and Head of Global Asset Management
Meyrick Douglas	USA	SVP and Chief Risk Officer
Alan M. Finkelstein	USA	SVP, Head of Stakeholder Relations and Corporate Treasurer
Margaret M. Foran	USA	SVP, Corporate Secretary and Chief Governance Officer
Cecilia Orchard	USA	SVP and Chief Auditor
Scott E. Case	USA	Executive VP & Chief Technology & Process Officer

The following sets forth certain information regarding the directors and executive officers of The Prudential Insurance Company of America. Unless otherwise noted, the business address of each director and executive officer of The Prudential Insurance Company of America is 751 Broad Street, Newark, New Jersey 07102.

Directors:

Name	Citizenship	Present Principal Occupation or Employment
Gilbert F. Casellas	USA	Former Chairman of OMNITRU.
Martina T. Hund-Mejean	USA	Former Chief Financial Officer, MasterCard Worldwide.
Wendy E. Jones	USA	Former Senior Vice President, Global Operations eBay, Inc.
Sandra Pianalto	USA	Former President and CEO, Federal Reserve Bank of Cleveland.
Christine A. Poon	USA	Former Dean and John W. Berry, Sr. Chair in Business at The Fisher College of Business at The Ohio State University.
Michael A. Todman	USA	Former Vice Chairman, Whirlpool Corporation.
Carmine Di Sibio	USA	Former Global Chairman and CEO of EY
Thomas D. Stoddard	USA	Former Vice Chairman of Global Investment Banking for the Bank of America Corporation
Andrew F. Sullivan	USA	Chief Executive Officer- PGIM
Joseph James Wolk	USA	Executive Vice President & CFO at Johnson & Johnson
Maryann T. Mannen	USA	Chairman, President and Chief Executive Officer, Marathon Petroleum Corp. (MPC)

Officers:

Name	Citizenship	Present Principal Occupation or Employment
Yanela C. Frias	USA	Executive VP and Chief Financial Officer
Vicki Walia	USA	Executive VP and Chief People Officer
Matthew Armas	USA	SVP and Chief Investment Officer
Ann M. Kappler	USA	Executive VP, Head of Corporate Affairs and General Counsel
Andrew F. Sullivan	USA	Chairman, President and Chief Executive Officer
Bradley O. Harris	USA	Senior VP and Chief Actuary
Robert E. Boyle	USA	SVP, Principal Accounting Officer & Controller
Meyrick Douglas	USA	SVP and Chief Risk Officer
Alan M. Finkelstein	USA	SVP, Head of Stakeholder Relations and Corporate Treasurer
Margaret M. Foran	USA	SVP, Corporate Secretary and Chief Governance Officer
Cecilia Orchard	USA	SVP and Chief Auditor
Scott E. Case	USA	Executive VP & Chief Technology & Process Officer

The following sets forth certain information regarding the directors and executive officers of Pruco Life Insurance Company. Unless otherwise noted, the business address of each director and executive officer of Pruco Life Insurance Company is 213 Washington Street, Newark, New Jersey 07102.

Directors:

Name	Citizenship	Present Principal Occupation or Employment
Reshma V. Abraham	USA	Vice President, Finance and Actuarial, Individual Life Insurance (ILI)
Markus Coombs	USA	Vice President, Finance – Retirement Services
Alan M. Finkelstein	USA	Corporate Treasurer & Head of Capital Solutions
Scott E. Gaul	USA	VP, Head of Individual Business- Retirement Services (RS)
Bradley O. Harris	USA	Chief Financial Officer & Chief Actuary
Salene Hitchcock-Gear	USA	SVP, Individual Life Insurance (ILI)

Officers:

Name	Citizenship	Present Principal Occupation or Employment
Reshma V. Abraham	USA	Vice President, Finance and Actuarial, Individual Life Insurance (ILI)
Daniel T. McNulty	USA	Chief Compliance Officer, Variable Life & Variable Annuities Registered Separate Accounts
Patricia A. Coslett	USA	VP and Actuary
Timothy C. Dees	USA	Legal Entity Risk Officer
Alan M. Finkelstein	USA	Treasurer
Robert Kutyla	USA	VP & Controller
Scott G. Pelkola	USA	VP and Chief Investment Officer
Matthew H. Silver	USA	SVP, Chief Actuary and Appointed Actuary
Jordan K. Thomsen	USA	VP and Corporate Counsel
Scott E Gaul	USA	President & Chief Executive Officer
Karen M Sills	USA	VP, Chief Legal Officer and Secretary

Except as set forth in this Schedule 13D, to the best knowledge of the Reporting Persons, none of the individuals listed above beneficially owns any Common Shares.